Exhibit 99.1
Toast Announces Third Quarter 2024 Financial Results

Added approximately 7,000 net new Locations in third quarter 2024
Annualized recurring run-rate (ARR) as of September 30, 2024 grew 28% to $1.6 billion
Net income was $56 million and Adjusted EBITDA was $113 million in third quarter

BOSTON, MA – November 7, 2024 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the third quarter ended September 30, 2024.

“Toast delivered a strong third quarter, adding approximately 7,000 net new locations, growing our recurring gross profit streams1 35%, and achieving Adjusted EBITDA of $113 million. We are well positioned to finish out the year strong and carry this momentum into 2025. Our differentiated vertical software platform is at the foundation of that success, and we continue to innovate to deliver more value to our customers: this fall we launched new products like Branded Mobile App and SMS Marketing alongside over a dozen feature updates,” said Toast CEO and Co-Founder Aman Narang. “Today we proudly serve nearly 127,000 locations, and we’re just getting started. With the disciplined investments we’re making to further differentiate our platform and expand into new verticals and geographies, our vision is to serve multiples of that number over time, delivering durable, efficient growth over the long term.”

Financial Highlights for the Third Quarter of 2024

•ARR as of September 30, 2024 was $1.6 billion, up 28% year over year.
•Gross Payment Volume (GPV) increased 24% year over year to $41.7 billion.
•Total Locations increased 28% year over year to nearly 127,000.
•GAAP subscription services and financial technology solutions gross profit was up 35% year over year to $365 million. Non-GAAP subscription services and financial technology solutions gross profit grew 35% year over year to $378 million.
•GAAP income from operations was $34 million in Q3 2024 compared to GAAP loss from operations of $(59) million in Q3 2023.
•GAAP net income was $56 million in Q3 2024 compared to GAAP net loss of $(31) million in Q3 2023. Adjusted EBITDA was $113 million in Q3 2024 compared to Adjusted EBITDA of $35 million in Q3 2023.
•Net cash provided by operating activities of $109 million and Free Cash Flow of $97 million in Q3 2024, compared to net cash provided by operating activities of $47 million and Free Cash Flow of $37 million, respectively, in Q3 2023.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook2

For the fourth quarter ending December 31, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $370 million to $380 million (32-35% growth compared to Q4 2023)
•Adjusted EBITDA in the range of $90 million to $100 million

For the full year ending December 31, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,395 million to $1,405 million (32-33% growth compared to 2023, up from 27-29% growth)
1 Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.
2 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

•Adjusted EBITDA in the range of $352 million to $362 million (up from $285 million to $305 million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Recent Business Highlights

•Toast announced its Fall Product Release with new mobile features designed to help restaurants unlock new revenue streams, boost their brand presence, and deepen the connection with their guests. Highlights include a Branded Mobile App and SMS Marketing to drive diner engagement on mobile devices.
•Toast recently released the results of its third Voice of the Restaurant Industry Survey3, a poll of restaurant decision-makers which highlights the current state of the restaurant industry and how business owners are feeling about the future. Amongst the top findings, 28% of restaurant owners surveyed hope to open a new location over the next 12 months. Additionally, restaurant operators say they are very likely to implement AI in several ways over the next year, with approximately 40% of respondents selecting options including optimizing menu performance, making recommendations for guests, benchmarking their business performance against their peers, and optimizing pricing.
•Toast was named an honoree of the Inc. 2024 Power Partners Awards, a premier list of the best B2B providers for small- and medium-sized businesses. The annual list recognizes organizations across the country for awardees’ support of entrepreneurs across a number of facets of their business, and being instrumental to their growth.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Thursday, November 7, 2024. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

3 To help better understand the restaurant industry, Toast conducted a blind survey of 755 restaurant decision-makers operating 16 or fewer locations in the United States, including both Toast customers and non-Toast restaurants, from May 17, 2024 to June 2, 2024. Respondents include a mix of both full-service and quick-service restaurants. Respondents were not made aware that Toast was fielding the study. Panel providers granted incentives to restaurant respondents for participation. Using a standard margin of error calculation, at a confidence interval of 95%, the margin of error on average is +/- 4%.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the fourth fiscal quarter and full year of 2024; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; statements about new products and offerings and the benefits thereof; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers and the commitments from its customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2023, Toast’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription services	$189	$131	$506	$358
Financial technology solutions	1,067	856	2,963	2,338
Hardware and professional services	49	45	153	133
Total revenue	1,305	1,032	3,622	2,829
Costs of revenue:
Subscription services	56	43	159	118
Financial technology solutions	835	674	2,323	1,828
Hardware and professional services	91	88	279	271
Amortization of acquired intangible assets	1	1	4	4
Total costs of revenue	983	806	2,765	2,221
Gross profit	322	226	857	608
Operating expenses:
Sales and marketing	119	100	340	299
Research and development	89	87	258	264
General and administrative	80	98	229	276
Restructuring expenses	—	—	46	—
Total operating expenses	288	285	873	839
Income (loss) from operations	34	(59)	(16)	(231)
Other income (expense):
Interest income, net	9	10	30	27
Change in fair value of warrant liability	(1)	18	(37)	(5)
Other income (expense), net	15	—	13	—
Income (loss) before taxes	57	(31)	(10)	(209)
Income tax expense	(1)	—	(3)	(1)
Net income (loss)	$56	$(31)	$(13)	$(210)
Earnings (loss) per share attributable to common stockholders:
Basic	$0.10	$(0.06)	$(0.02)	$(0.40)
Diluted	$0.07	$(0.09)	$(0.02)	$(0.40)
Weighted-average shares used in computing earnings (loss) per share:
Basic	563	535	556	530
Diluted	590	536	556	530

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$761	$605
Marketable securities	511	519
Accounts receivable, net	105	69
Inventories, net	106	118
Other current assets	319	259
Total current assets	1,802	1,570
Property and equipment, net	95	75
Operating lease right-of-use assets	31	36
Intangible assets, net	22	26
Goodwill	113	113
Restricted cash	56	55
Other non-current assets	108	83
Total non-current assets	425	388
Total assets	$2,227	$1,958
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$30	$32
Deferred revenue	62	39
Accrued expenses and other current liabilities	656	592
Total current liabilities	748	663
Warrants to purchase common stock	27	64
Operating lease liabilities	27	33
Other long-term liabilities	5	4
Total liabilities	807	764
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.000001 par value: Class A - 7,000 shares authorized; 468 and 429 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively Class B - 700 shares authorized; 97 and 114 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive income	3	—
Additional paid-in capital	3,053	2,817
Accumulated deficit	(1,636)	(1,623)
Total stockholders’ equity	1,420	1,194
Total liabilities and stockholders’ equity	$2,227	$1,958

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$56	$(31)	$(13)	$(210)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12	8	35	22
Stock-based compensation expense	60	71	193	206
Amortization of deferred contract acquisition costs	21	16	59	44
Change in fair value of warrant liability	1	(18)	37	5
Credit loss expense	18	19	50	44
Stock-based charitable contribution expense	5	10	5	10
Asset impairments	1	—	2	15
Gain on warrant extinguishment	(14)	—	(14)	—
Other non-cash items	(2)	(2)	(5)	(14)
Changes in operating assets and liabilities:
Accounts receivable, net	(9)	18	(54)	(24)
Other current assets	3	(4)	(11)	(7)
Deferred contract acquisition costs	(32)	(27)	(95)	(77)
Inventories, net	4	9	12	13
Accounts payable	(3)	(15)	(1)	(3)
Accrued expenses and other current liabilities	(8)	(7)	(7)	17
Deferred revenue	(1)	(1)	23	6
Operating lease right-of-use assets and operating lease liabilities, net	(1)	(1)	(1)	—
Other assets and liabilities	(2)	2	(2)	(4)
Net cash provided by operating activities	109	47	213	43
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	—	—	(9)
Capital expenditures	(12)	(10)	(41)	(31)
Purchases of marketable securities	(76)	(128)	(353)	(479)
Proceeds from the sale of marketable securities	27	10	80	23
Maturities of marketable securities	71	99	290	414
Other investing activities	—	(2)	—	(3)
Net cash provided by (used in) investing activities	10	(31)	(24)	(85)
Cash flows from financing activities:
Change in customer funds obligations, net	13	(4)	40	27
Proceeds from issuance of common stock	29	16	84	31
Warrant repurchase	(61)	—	(61)	—
Repurchases of Class A common stock	(20)	—	(56)	—
Net cash provided by (used in) financing activities	(39)	12	7	58
Net increase in cash, cash equivalents, cash held on behalf of customers and restricted cash	80	28	196	16
Effect of exchange rate changes on cash and cash equivalents and restricted cash	—	—	1	(1)
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	864	622	747	635
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$944	$650	$944	$650
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$761	$514	$761	$514
Cash held on behalf of customers	127	87	127	87
Restricted cash	56	49	56	49
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$944	$650	$944	$650

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in billions)	2024	2023	% Growth	2024	2023	% Growth
Gross Payment Volume (GPV)	$41.7	$33.7	24%	$116.9	$92.5	26%

	As of September 30,
(dollars in millions)	2024	2023	% Growth
Payments Annualized Recurring Run-Rate	$774	$631	23%
Subscription Annualized Recurring Run-Rate	780	587	33%
Total Annualized Recurring Run-Rate (ARR)	$1,554	$1,218	28%

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Net income (loss)	$56	$(31)	$(13)	$(210)
Stock-based compensation expense and related payroll tax	61	74	193	216
Depreciation and amortization	12	9	32	22
Interest income, net	(9)	(10)	(30)	(27)
Gain on warrant extinguishment	(14)	—	(14)	—
Change in fair value of warrant liability	1	(18)	37	5
Termination of leases	—	1	2	14
Stock-based charitable contribution expense	5	10	5	10
Restructuring and restructuring-related expenses(1)	—	—	46	—
Acquisition expenses	—	—	—	1
Income tax expense	1	—	3	1
Adjusted EBITDA	$113	$35	$261	$32
(1) Restructuring and restructuring-related expenses for the nine months ended September 30, 2024 include $32 million of severance benefits, $12 million of stock-based compensation expense, and $2 million of accelerated depreciation related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Gross profit (GAAP):
Subscription services	$133	$88	$347	$240
Financial technology solutions	232	182	640	510
Adjustments:
Stock-based compensation expense and related payroll tax	5	5	16	15
Depreciation and amortization	8	5	22	11
Non-GAAP subscription services and financial technology solutions gross profit (Non-GAAP)	$378	$280	$1,025	$776

Non-GAAP Costs of Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Costs of revenue	$983	$806	$2,765	$2,221
Stock-based compensation expense and related payroll tax	(11)	(12)	(33)	(34)
Depreciation and amortization	(9)	(6)	(27)	(16)
Non-GAAP costs of revenue	$963	$788	$2,705	$2,171

Non-GAAP Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Gross profit	$322	$226	$857	$608
Stock-based compensation expense and related payroll tax	11	12	33	34
Depreciation and amortization	9	6	27	16
Non-GAAP gross profit	$342	$244	$917	$658

Non-GAAP Subscription Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Subscription services gross profit	$133	$88	$347	$240
Stock-based compensation expense and related payroll tax	5	5	16	15
Depreciation and amortization	8	5	22	11
Non-GAAP subscription services gross profit	$146	$98	$385	$266

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$232	$182	$640	$510
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$232	$182	$640	$510

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Hardware and professional services gross profit	$(42)	$(43)	$(126)	$(138)
Stock-based compensation expense and related payroll tax	6	6	17	19
Depreciation and amortization	—	1	1	2
Non-GAAP hardware and professional services gross profit	$(36)	$(36)	$(108)	$(117)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$232	$182	$640	$510
Payments financial technology solutions gross profit	(189)	(148)	(529)	(418)
Non-GAAP non-payments financial technology solutions gross profit	$43	$34	$111	$92

Non-GAAP Sales and Marketing Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Sales and marketing expenses	$119	$100	$340	$299
Stock-based compensation expense and related payroll tax	(13)	(16)	(43)	(47)
Depreciation and amortization	(1)	(1)	(2)	(2)
Non-GAAP sales and marketing expenses	$105	$83	$295	$250

Non-GAAP Research and Development Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Research and development expenses	$89	$87	$258	$264
Stock-based compensation expense and related payroll tax	(22)	(24)	(66)	(72)
Depreciation and amortization	(1)	(1)	(2)	(2)
Non-GAAP research and development expenses	$66	$62	$190	$190

Non-GAAP General and Administrative Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
General and administrative expenses	$80	$98	$229	$276
Stock-based compensation expense and related payroll tax	(15)	(22)	(51)	(64)
Depreciation and amortization	(1)	(1)	(1)	(2)
Termination of leases	—	(1)	(2)	(14)
Stock-based charitable contribution expense	(5)	(10)	(5)	(10)
Acquisition expenses	—	—	—	(1)
Non-GAAP general and administrative expenses	$59	$64	$170	$185

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$109	$47	$213	$43
Capital expenditures	(12)	(10)	(41)	(31)
Free cash flow	$97	$37	$172	$12

Sums may not equal totals due to rounding.

TOST-FIN

Source: Toast